SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                      January 4, 2011 (December 31, 2010)

Sanders Morris Harris Group Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 31, 2010, as further discussed in Item 2.03 below, Sanders Morris Harris Group Inc. (the “Company” or “SMHG”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Prosperity Bank. The Credit Agreement amends the Credit Agreement the Company originally entered into with Prosperity Bank on May 11, 2009.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 31, 2010, SMHG completed the previously announced purchase of a 48.7% capital interest and 50.1% profits interest in Global Financial Services, LLC and a 50.1% capital and profits interest in GFS Advisors, LLC, wealth management firms (“GFS”), based in Houston, Texas, pursuant to the terms of a Purchase Agreement dated as of November 26, 2010, among the Company and Robert C.A. Benjamin, Gerardo A. Chapa and Ricardo Perusquia.

A copy of the Purchase Agreement pertaining to the acquisition was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 29, 2010, and is incorporated herein by reference.  The description of the transaction contained in this report is qualified in its entirety by reference to the full text of the Purchase Agreement.

The initial consideration for the purchase was $18,000,000, paid $15,000,000 in cash and $3,000,000 in shares of SMHG common stock.  The Company issued 476,871 shares of common stock priced at $6.29 per share at closing.

The initial consideration is subject to upward adjustment by a maximum amount of $4.5 million based on GFS achieving EBITDA in 2011 and/or 2012 in excess of $5.0 million. The full adjustment of $4.5 million will be payable if GFS’ EBITDA in 2011 and/or 2012 exceeds $5.0 million by $1.4 million and will be adjusted pro rata for an increase of less than $1.4 million. EBITDA in 2012 must exceed the level achieved in 2011 in order for a payment to be earned for 2012 results.  The additional consideration will be paid two-thirds in cash and one-third in SMHG common stock following the receipt of audited financial results for 2011 and 2012.

The initial consideration is subject to further upward adjustment based on the compounded annual growth rate (“CAGR”) of GFS’ EBITDA achieved in 2012, 2013, and 2014 versus the Base Year EBITDA, if such CAGR for any year exceeds minimum thresholds.  “Base Year EBITDA” means the greater EBITDA achieved in either 2011 or 2012, but not less than $5.0 million or more than $6.4 million. A CAGR payment for 2012, 2013, or 2014 will only occur if EBITDA exceeds the Base Year EBITDA by a minimum CAGR of 10%. All CAGR payments will be made 80% in cash and 20% in Company common stock and will be paid following the receipt of audited financial results after the close of each year.  The maximum CAGR adjustment in the initial consideration is approximately $9.6 million if the top tier thresholds are achieved every year.

On December 31, 2010, the Company also consummated the previously announced spin-off of the Concept Capital Division of Sanders Morris Harris Inc. (“SMHI”), the Company’s broker dealer subsidiary, to two newly formed entities, Concept Capital Markets, LLC (“CCM”), a registered broker dealer and member of FINRA, and Concept Capital Administration, LLC (“CCAdmin”), pursuant to the terms of an Asset Contribution and Purchase Agreement dated as of March 1, 2010, among SMHG, SMHI, Concept Partners, LLC (“CP”), CCAdmin, Concept Capital Holdings, LLC (“CCH”), a wholly-owned subsidiary of CP, and CCM.

As consideration for the spin-off SMHI received a 24% capital interest and 43.48% profits interest in CCM and a 43.48% capital and profits interest in CCAdmin. In addition, to the capital and profits interests in CCM and CCAdmin, SMHI on (a) March 1, 2010, purchased from CCH at its face value a note in the principal amount of $1,155,000 and (b) on December 31, 2010, purchased from CCH a second note in a principal amount generally equal to 50% of the sum of cash and cash equivalents and net security positions of the Concept Capital Division on December 31, 2010.

The Concept Capital Division includes all of the assets, properties, and other rights related or pertaining to or used in the operation of or in connection with SMHI’s Concept Capital Division, including the prime brokerage and fund accounting and administration services. The other owners of CP include certain current officers and employees of the Concept Capital Division.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2010, the Company entered into the Credit Agreement with Prosperity Bank (the “Bank”). The Amended and Restated Credit Agreement amends the Credit Agreement the Company originally entered into with Prosperity Bank on May 11, 2009. This summary of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.07 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company borrowed $11,900,000 from the Bank on December 31, 2010, bringing the outstanding principal balance of the loan to $24,995,238 (the “Loan”), which is payable in 17 quarterly payments of $1,470,308, commencing January 15, 2011. The Loan bears interest for each day at a rate per annum equal to the greater of (a) the prime rate published by The Wall Street Journal on such date or (b) 5.00%. Interest and fees payable pursuant hereto are calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on the Loan resulting from a change in the prime rate shall is effective as of the opening of business on the day on which such change becomes effective. The proceeds of the Loan will be utilized to fund a portion of the purchase price of the GFS transaction.

The Loan is guaranteed by each of the Company’s current wholly-owned subsidiaries (other than SMHI) and The Edelman Financial Center, LLC and its wholly-owned subsidiaries. The Credit Agreement and related guarantees are secured by a first-priority lien on substantially all of the Company’s and the guarantors’ existing and future assets, subject to certain exceptions and permitted liens.

The Credit Agreement also requires compliance with financial covenants that include minimum consolidated tangible net worth, consolidated liquid assets, consolidated client assets, and consolidated net income requirements and a maximum consolidated leverage ratio. Subject to certain qualifications and exceptions, the Credit Agreement, among other things, limits the Company’s ability and the ability of the guarantors to: (a) incur or guarantee additional first lien indebtedness; (b) create liens; and (c) consolidate, merge or transfer all or substantially all of the Company’s assets and its subsidiaries assets on a combined basis.

If certain events of default occur (as defined in the Credit Agreement), the bank may declare all outstanding amounts under the Credit Agreement to become due and payable immediately.

Item 3.02.  Unregistered Sales of Equity Securities.

As discussed in Item 2.01 above, on December 31, 2010, the Company issued 476,871 shares of its common stock priced at $6.29 per share (an aggregate value of $3,000,000 to the owners of GFS in connection with the transaction discussed in Item 2.01. The information provided in Item 2.01 is incorporated by reference into this Item 3.02.

The shares of common stock were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D under the Securities Act, based upon the following: (a) each of the persons to whom the shares of common stock were issued confirmed to the Company that he is an “accredited investor,” as defined in Rule 501 of Regulation D and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each recipient of shares acknowledged the shares were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act, and (d) a legend has been placed on the certificates representing the shares of common stock stating that it is restricted and can only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 7.01   Regulation FD.

On January 4, 2010, the Company announced the closing of the GFS transaction described in Item 2.03 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 herewith.

Item 9.01.   Financial Statements and Exhibits.

a.	Financial Statements of Businesses Acquired

Financial statements for Global Financial Services, LLC and GFS Advisors, LLC required by this item will be filed by an amendment to this Current Report on Form 8-K, as soon as practicable, but in no event later than 71 calendar days after the date that this Current Report on Form 8-K is filed.

b.	Pro Forma Financial Information

The pro Forma financial information that is required to be filed by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

d.	Exhibits

10.07	Amended and Restated Credit Agreement dated as of December 31, 2010, between Sanders Morris Harris Group Inc. and Prosperity Bank.

99.1	Press Release dated January 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

By:	/s/ George L. Ball
George L. Ball,
Chief Executive Officer